EXHIBIT 4.2

                                                                            FORM

[NOTE NUMBER]

                               LANDCARE USA, INC.

         ____ % Convertible Subordinated Note due [insert Maturity Date]

                              $[ ________________ ]

                             [insert Issuance Date]

                            _______________________

      THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

      THIS NOTE IS SUBORDINATED TO THE SENIOR DEBT (AS DEFINED HEREIN) IN FAVOR OF THE HOLDERS OF THE SENIOR DEBT IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN.

                            _______________________


      LandCARE USA, Inc., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of [insert name of Noteholder] ("NOTEHOLDER") the aggregate principal amount of [_________________________] Dollars ($ ________) in one installment on [insert date of end of first calendar quarter immediately following fourth anniversary of Issuance Date] (the "Maturity Date") and to pay interest from the date hereof, quarterly on March 31, June 30, September 30 and December 31 of each year commencing on [insert date of end first full calendar quarter after Issuance Date], on the unpaid principal amount of this Note at a rate per annum of ____[insert current AFR rounded up to nearest tenth] percent (__%) until payment of such unpaid principal amount has been made. Payments of principal and interest shall be made by wire transfer of funds to such bank account in the United States of America as shall be designated in writing to the Company by the Noteholder. Interest on this Note shall be calculated on the basis of a 360-day year of twelve 30-day months.

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1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Except as otherwise explicitly specified to the contrary, (a) "Section" and "Exhibits" refer to sections of this Note, (b) references to a particular Section include all subsections thereof, and (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect. The terms defined above shall have the meanings set forth above and the following terms shall have the following meanings:

     1.1. "BANKRUPTCY CODE" means Title 11 of the United States Code.

     1.2. "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of the Board of Directors of the Company authorized to exercise the powers and authority of the Board of Directors of the Company with respect to any action taken by such committee.

     1.3. "BUSINESS DAY" means any day except a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are authorized or required by law to close.

     1.4. "COMMON STOCK" means, except as provided in Section 3.10, any stock of any class of the Company which (a) has no preference in respect of dividends or in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) is not, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or on the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 366 days after the final maturity of all Senior Debt.

     1.5. "CONVERSION PRICE" means $____________[insert the amount the greater of $10.00 or 1.5 times the average closing price for 5 consecutive Trading Days beginning on the 7th Trading Day prior to the Issuance Date] per share of Common Stock, as such Conversion Price shall be adjusted from time to time as hereinafter provided.

     1.6. "CURRENT MARKET PRICE" means, with respect to any share of Common Stock on any day, the average of the last reported sale prices for the ten (10) consecutive Trading Days next preceding the day in question. The last reported sale price for each day shall be (i) the last sale price, or the closing bid price if no sale occurred, of such class of stock on the New York Stock Exchange (as reported in THE WALL STREET JOURNAL) or, if not listed on the New York Stock Exchange, such other principal securities exchange on which such class of stock is listed, or (ii) the last reported sale price of Common Stock on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in

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clause (ii) above, the mean between the high bid and low asked quotations for
Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding Trading Days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Company.

      1.7. "CONVERSION TRIGGER DATE" means [insert date that is 18 months after the Issuance Date].

      1.8. "DEFAULT NOTICE" is defined in Section 5.1(c).

      1.9. "DETERMINATION DATE" is defined in Section 3.3(b).

      1.10. "EVENT OF DEFAULT" is defined in Section 5.1.

      1.11. "ISSUANCE DATE" means the date this Note was issued to the Noteholder as set forth on the first page of this Note.

      1.12. "NOTE" means this Convertible Subordinated Note.

      1.13. "NON-ELECTING SHARE" is defined in Section 3.5(a).

      1.14. "PERMITTED ASSIGNS" means (a) for any Noteholder which is a corporation, partnership or limited liability company, the stockholders, partners or members, respectively, of such corporation, partnership or limited liability company on the date hereof or (b) for any Noteholder who is an individual, the heirs or assigns of such individual pursuant to the laws of descent and distribution on the death of such individual.

      1.15. "PERSON" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      1.16. REDEMPTION TRIGGER DATE" means any date on or after the date on which the Current Market Price exceeds $__________[insert amount equal to1.2 times the Conversion Price] per share for ten (10) consecutive Trading Days after [insert date which is 18 months after the Issuance Date].

      1.17. SENIOR DEBT" shall mean (a) (i) the outstanding principal balance of all loans made under and pursuant to the Credit Agreement dated as of June 9, 1998 among the Company, the lenders party thereto, and The First National Bank of Chicago, as contractual representative for such lenders, together with all interest and fees in respect thereof, including, without limitation, all "OBLIGATIONS" as defined in the above-referenced Credit Agreement, as such agreement may be further amended, renewed, extended increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT"; the lenders

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thereunder being referred to herein as the "Senior Lenders" and the agent thereunder being referred to herein as the "AGENT") and (ii) all other obligations, liabilities, and indebtedness, including, without limitation reimbursement obligations under letters of credit issued pursuant to the Credit Agreement, obligations with respect to acceptances issued pursuant to the Credit Agreement and obligations under interest rate or foreign currency hedging, swap, cap, collar or similar agreements of Company to any Senior Lender (or any affiliate thereof); and (b) all principal, interest and other amounts under any other indebtedness of the Company now or hereafter outstanding unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Subordinated Debt, in each case whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings) directly between Company and the Agent, any Senior Lender or any other person, or acquired outright, conditionally or as collateral security from another by the Agent, any Senior Lender or such other person, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the Credit Agreement or other applicable agreement and costs, expenses, and attorneys' and paralegals' fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding). Senior Debt shall be considered to be outstanding whenever any Senior Lender has an outstanding commitment therefor.


     1.18. "SENIOR LENDERS" shall mean each of the financial institutions from time to time party to the Credit Agreement and each other holder of the Senior Debt.

     1.19. "SUBORDINATED DEBT" shall mean (a) all principal of, and premium, if any, and interest on, the Note and (b) all other indebtedness, fees, expenses, obligations and liabilities of the Company (or any other person, firm, partnership or corporation for the benefit of Company) to any Noteholders, whether now existing or hereafter incurred or created, under or with respect to the Note, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

     1.20. "TRADING DAY" means, with respect to the Common Stock (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other principal securities exchange, days on which such principal securities exchange is open for business, or (ii) if the Common Stock is quoted on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

2.    REDEMPTION OF NOTE.

     2.1. REDEMPTION PRICE. Subject to the provisions of Section 6, the Company may, at its option, redeem all or from time to time any part of this Note on any date on or after the Redemption Trigger Date and prior to maturity, on notice as set forth in Section 2.2 and on payment of the principal amount to be redeemed, together with accrued interest on the principal amount to be redeemed to the date fixed for redemption.

     2.2. NOTICE OF REDEMPTION.

            (a) If the Company shall desire to exercise the right to redeem all or any part of this Note pursuant to Section 2.1, the Company shall fix a date for redemption and, at least 30 days prior to the date fixed for redemption, shall mail a notice of such redemption to the Noteholder.

            (b) Each such notice of redemption shall be given in the name of the Company and shall specify (i) the date fixed for redemption, (ii) the redemption price at which this Note is to be redeemed, (iii) the place of payment, (iv) that payment will be made on presentation and surrender of this Note, (v) that interest accrued to the date fixed for redemption will be paid as specified in such notice of redemption, (vi) that on and after the date fixed for redemption interest on this Note or the portion hereof to be redeemed will cease to accrue and (vii) that the right to convert this Note or any portion hereof into Common Stock will terminate at the close of business on the second day prior to the date fixed for redemption. If this Note is to be redeemed in part only, such notice of redemption shall state the portion of the principal amount hereof to be redeemed and shall state that on and after the date fixed for redemption, on surrender of this Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion of this Note will be issued without charge to the Noteholder.

     2.3. PAYMENT OF NOTE CALLED FOR REDEMPTION. If notice of redemption has been given as provided in Section 2.2:

            (a) this Note or the portion hereof called for redemption, shall become due and payable on the date and at the place stated in such notice of redemption at the applicable redemption price, together with interest accrued to the date fixed for redemption;

            (b) on and after the date fixed for redemption (unless the Company shall default in the payment of the applicable redemption price, together with interest accrued thereon to such date), interest on this Note or the portion hereof called for redemption shall cease to accrue; and

            (c) this Note or the portion hereof called for redemption shall be deemed not to be outstanding and shall not be entitled to any benefit under this Note, except for the right to receive payment of the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

On presentation and surrender of this Note at the place of payment specified in such notice of redemption, this Note or the portion hereof called for redemption shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

3.    CONVERSION OF NOTE.

      3.1   CONVERSION RIGHT AND CONVERSION PRICE.

            (a) Subject to, and in compliance with, the provisions of this
      Section 3, at any time after the Conversion Trigger Date and prior to [insert date which is 2 weeks prior to Maturity Date], the Noteholder shall have the right, at his option, to convert any portion of the outstanding principal amount of this Note which is greater than or equal to $25,000 or an integral multiple thereof into that number of fully-paid and nonassessable shares (calculated as to such conversion to the nearest 1/100th of a share) of Common Stock obtained by dividing (i) the portion of the outstanding principal amount surrendered for conversion by (ii) the Conversion Price in effect at the time of conversion, on surrender of (A) this Note, (B) a duly executed notice of conversion, which may be in the form appearing as Exhibit A hereto or such other form as is satisfactory to the Company (specifying, if less than the entire principal amount of this Note is to be converted, the portion of the principal amount hereof to be converted) and (C) a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Noteholder or his attorney duly authorized in writing, in each case at any time during usual business hours at the office of the Company listed in Section 7.2; PROVIDED, HOWEVER, that the Noteholder shall not exercise his right under this Section 3.1 to convert this Note or any portion hereof into shares of Common Stock more than three times in any 12-month period. For convenience, the conversion of all or any portion of the principal of this
      Note into Common Stock is hereafter sometimes referred to as the conversion of this Note.

            (b) Subject to, and on compliance with, the provisions of this
      Section 3, if any portion of the principal amount of this Note shall have been called for redemption prior to [insert date which is 2 weeks prior to Maturity Date], then at any time before the close of business on the second day before the applicable redemption date, but (unless the Company shall default in the payment due on such redemption date) not after, the Noteholder shall have the right, at his option, to convert any portion of the outstanding principal amount which is greater than or equal to $25,000 or an integral multiple thereof into that number of fully-paid and nonassessable shares (calculated as to such conversion to the nearest 1/100th of a share) of Common Stock obtained by dividing (i) the portion of the principal amount of this Note surrendered for conversion by (ii) the Conversion Price in effect at the time of conversion, on surrender of
      (A) this Note, (B) a duly executed notice of conversion, which may be in the form appearing as Exhibit A hereto or such other form as is satisfactory to the Company (specifying, if less than the entire principal amount of this Note is to be converted, the portion of the principal amount hereof to be converted) and (C) a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Noteholder or his attorney duly authorized in writing, in each case at any time during usual business hours at the office of the Company listed in
      Section 7.2.

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
      3.2   ISSUANCE OF COMMON STOCK ON CONVERSION.

            (a) As promptly as practicable after the surrender of this Note for conversion in accordance with the terms hereof, the Company shall deliver, or cause to be delivered, at its office listed in Section 7.2 to or on the written order of the Noteholder, certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note may be converted in accordance with this Section 3. Such conversion shall be deemed to have been made at the close of business on the date that this Note shall have been surrendered for conversion with a notice of conversion and written instruments of transfer, in each case duly executed, so that (i) subject to Section 3.2(b), the rights of the Noteholder, including, but not limited to, the right to receive interest (accrued and otherwise) thereon, shall cease at such time, (ii) each Person entitled to receive shares of Common Stock on conversion of this Note shall be treated for all purposes as having become the recordholder of such shares of Common Stock at such time and (iii) such conversion shall be at the Conversion Price in effect at such time. Any such surrender on any date when the stock transfer books of the Company are closed (A) shall be effective to constitute each Person entitled to receive shares of Common Stock on such conversion as the recordholder of such shares of Common Stock for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and
      (B) shall be effective to convert this Note or the portion hereof to be converted into shares of Common Stock at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

            (b) On a partial conversion of this Note, the Company shall execute and deliver to or on the order of the Noteholder, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of this Note. The payment of interest on the next succeeding interest payment date will be calculated based only on the then remaining unconverted portion of this Note.

            (c) If the last day for the exercise of the right to convert this Note or a portion hereof into shares of Common Stock is not a Business Day, then the right to convert this Note or a portion hereof into shares of Common Stock may be exercised on the next succeeding Business Day.

            (d) No fractional shares of Common Stock shall be issued on conversion of this Note or any portion hereof. Instead of any fractional share of Common Stock which would otherwise be issuable on conversion of this Note or any portion hereof, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to (i) such fraction multiplied by (ii) the Current Market Price per share of Common Stock at the close of business on the Business Day which next precedes the date of conversion as determined in accordance with this Section 3.2.

      3.3 ADJUSTMENTS OF CONVERSION PRICE. The Conversion Price in effect at any time shall be subject to adjustment from time to time on or after the date hereof as follows:

            (a) If the Company (i) declares a dividend or makes a distribution in respect of the Common Stock which is payable in Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification
      (A) shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding and (B) shall be proportionately increased in the case of any reduction in the number of shares of Common Stock outstanding, in each case so that the Noteholder, on surrender of this Note for conversion after such time, shall be entitled to receive the kind and amount of shares of Common Stock which he would have been entitled to receive had this Note been converted into shares of Common Stock immediately prior to such time and had such shares of Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event described above shall occur. If, as a result of an adjustment made pursuant to this Section 3.3(a), the Noteholder, on surrender of this Note for conversion, shall become entitled to receive shares of two or more classes of the capital stock of the Company, then the Board of Directors (whose determination shall be described in a statement provided to the Noteholder and shall, if made in good faith, be conclusive) shall in good faith determine the allocation of the Conversion Price among the shares of such classes of capital stock.

            (b) If the Company issues rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, then on the date fixed for the determination of stockholders entitled to receive such rights or warrants (the "DETERMINATION DATE"), the Conversion Price at the opening of business on the date following the Determination Date shall be reduced by multiplying (i) the Conversion Price then in effect by (ii) a fraction, of which:

                  (A) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Determination Date plus (2) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock, and

                  (B) the denominator shall be the sum of (1) the number of
            shares of Common Stock outstanding at the close of business on the Determination Date plus (2) the number of shares of Common Stock so offered for subscription or purchase.

      Such reduction of the Conversion Price shall become effective immediately after the opening of business on the day following the Determination Date. For purposes of determining under this Section 3.3(b) the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Company. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Price then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion of this Note or any portion hereof effected prior to such readjustment.

            (c) All calculations under this Section 3.3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (d) No adjustment in the Conversion Price shall be required pursuant to any provision of this Section 3.3 unless such adjustment (together with prior adjustments which by reason of this Section 3.3(d) were not required to be made at the time otherwise required by the provisions of this
      Section 3.3) would require a change of at least one percent (1%) in such Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      3.4 CERTAIN NOTICES AND CALCULATIONS. Whenever the Conversion Price is adjusted as provided in Section 3.3, the Company shall promptly deliver to the Noteholder a certificate signed by an officer of the Company setting forth (a) the Conversion Price after such adjustment, (b) a brief statement of the facts requiring such adjustment, and (c) the computation of such adjustment, which certificate shall be conclusive evidence of the correctness of any such adjustment.

      3.5   EFFECT OF CONSOLIDATION, MERGER, ETC.

            (a) In the event of (i) any consolidation or merger of the Company with and into any other corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (ii) any sale or transfer of all or substantially all of the assets of the Company, or (iii) the reclassification of the Common Stock into another form of capital stock of the Company, whether in whole or in part, the Noteholder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) which the Noteholder would have been entitled to receive on such consolidation, merger, sale, transfer or reclassification if he had held the Common Stock issuable on the conversion of this Note immediately prior to such consolidation, merger, sale, transfer or reclassification. Notwithstanding the foregoing, if the holders of Common Stock in any such consolidation, merger, sale, transfer or reclassification are afforded an election or are otherwise permitted or required to exchange shares of Common Stock for two or more alternate forms of consideration, then the Noteholder shall, after such consolidation, merger, sale, transfer or reclassification, have the right to convert this Note into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) into or for which the Common Stock issuable on conversion of this Note would have been converted or exchanged as a result of such consolidation, merger, sale, transfer or reclassification if held by a holder of Common Stock who failed to exercise his rights of election. If the kind and amount of shares of stock and other securities and property or cash receivable on such consolidation, merger, sale, transfer or reclassification is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (each such share a "NON-ELECTING SHARE"), then for purposes of this Section 3.5(a), the kind and amount of shares of stock and other securities and property or cash receivable on such consolidation, merger, sale, transfer or reclassification in respect of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share of Common Stock by a plurality of the Non-Electing Shares).

            (b) The provisions of this Section 3.5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, transfers and reclassifications.

      3.6 RESERVES. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, as part of its authorized but unissued Common Stock, solely for the purpose of issuance on conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable on the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall, on issuance, be duly and validly issued, fully paid and non-assessable. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of Common Stock if at any time the authorized amount of Common Stock remaining unissued shall not be sufficient to permit the conversion of this Note and all other Notes at the time outstanding.

      3.7   CERTAIN COVENANTS.

            (a) Before taking any action which would cause an adjustment reducing the Conversion Price below the then stated or par value of the shares of Common Stock issuable on conversion of this Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully-paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

            (b) The Company covenants that on redemption or conversion of any portion of this Note, the Company shall issue to the holder hereof shares of Common Stock which will be available for public resale under Rule 144 of the Securities Act. The Company further covenants that if any shares of Common Stock required to be reserved for purposes of conversion of this Note require registration with or approval of any governmental authority under any federal or state law, or listing on any national securities exchange, before such shares may be issued on conversion of this Note, then the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

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      3.8 TAXES ON CONVERSION. The issuance of certificates representing shares of Common Stock on the conversion of this Note shall be made without charge to the Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the Noteholder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Noteholder, and the Company shall not be required to issue or deliver any such certificate unless or until the Noteholder or the Person to which such certificate shall be issued shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall not be required to pay or reimburse the Noteholder or the holder of any such certificate for any income tax payable by the Noteholder or such holder as a result of such issuance.

      3.9   CERTAIN NOTICES.  If the Company:

            (a) authorizes the distribution to all holders of Common Stock of evidences of indebtedness or assets (other than cash dividends or other cash distributions paid out of surplus);

            (b) authorizes the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

            (c) reclassifies any of its the capital stock (other than a subdivision or combination of its outstanding shares of Common Stock);

            (d) enters into a consolidation or merger for which approval of any stockholders of the Company is required;

            (e) sells, leases or transfers all or substantially all of its property; or

            (f) voluntarily or involuntarily dissolves, liquidates or winds itself up;

then, in each case, the Company shall cause to be mailed to the holder hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up.

      3.10 COMMON STOCK. Whenever reference is made in this Section 3 to the issuance or sale of shares of Common Stock, the term "COMMON STOCK" shall include only (a) shares of the class of the Company's capital stock designated as Common Stock, $.01 par value, at the date hereof or (b) shares of any class or classes resulting from any reclassification or reclassifications thereof which (i) have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and (ii) are not subject to redemption by the Company; PROVIDED, HOWEVER, that if at any time there shall be more than one such class resulting from reclassification, then the shares of each such class then so deliverable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      3.11 STANDSTILL. Notwithstanding the provisions of Section 3.1, during the term of this Note the Company shall not be obligated to effect the conversion of this Note or any portion hereof into shares of Common Stock for a period of 120 days after (i) the filing by the Company of a registration statement pertaining to an underwritten public offering of securities of the Company or (ii) the Company shall furnish to the Noteholder a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors it would not be in the best interests of the Company and its stockholders generally to issue the shares of Common Stock issuable on conversion of this Note; PROVIDED, HOWEVER, that the Company shall not use the right set forth in this
Section 3.11 more than once in any 12-month period.

4 IMMUNITY OF INCORPORATORS, DIRECTORS, OFFICERS AND STOCKHOLDERS. No recourse
(a) for the payment of the principal of or interest on this Note, (b) for any claim based hereon or otherwise in respect hereof, (c) under or on any obligation, covenant or agreement of the Company in this Note or in any supplemental debenture or (d) because of the creation of any indebtedness represented hereby, shall be had against any past, present or future incorporator, director, officer or stockholder of the Company or any successor corporation, as such, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note.

5. REMEDIES IN EVENT OF DEFAULT.

      5.1 EVENTS OF DEFAULT. The following events shall be "EVENTS OF DEFAULT" for purposes of this Note:

            (a) The Company shall fail to make any payment of any interest on this Note as the same shall become due and payable (whether or not such payment is prohibited by Section 6), and such failure shall continue for 30 days.

            (b) The Company shall fail to make any payment of the principal of this Note as the same shall become due and payable, whether at maturity, on redemption, by declaration or otherwise (whether or not such payment is prohibited by Section 6).

            (c) The Company shall fail to perform or observe any covenant or agreement (other than any covenant or agreement the breach, or a default in the performance, of which is specifically treated elsewhere in this
      Section 5.1) to be performed or observed by it under this Note, and such failure shall not be cured within 60 days after the date on which written notice (each such notice a "DEFAULT NOTICE") (i) specifying such failure and (ii) requiring the Company to remedy such failure, shall have been given by the Noteholder to the Company.

            (d) The Company shall have entered against it by a court of competent jurisdiction (i) an order for relief with respect to the Company under the Bankruptcy Code, (ii) a judgment, order or decree adjudging the Company a bankrupt or insolvent or (iii) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any applicable state insolvency law, and, in the case of clauses (ii) and (iii), such judgment, order or decree shall remain unstayed and in effect for a period of 90 consecutive days.

            (e) The Company (i) shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency; (ii) shall consent to the institution of bankruptcy or insolvency proceedings against it; (iii) shall file a petition seeking, or shall seek or consent to, reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law; (iv) shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code ss.226 or any similaR statute under other state laws) for the Company or substantially all of its property; or (v) shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code.

            (f) The Company shall fail to make any payment of principal of, or interest on, any Senior Debt in excess of $5,000,000 when the same shall become due and payable (after giving effect to any applicable grace periods).

            (g) Any Senior Debt in excess of $5,000,000 shall be declared to be due and payable prior to the stated maturity thereof.

      5.2 REMEDIES ON AN EVENT OF DEFAULT. If any one or more Events of Default shall occur and be continuing, then and in each and every such case, unless the principal of this Note shall have already become due and payable, the Noteholder may, by notice in writing to the Company, declare the principal of this Note and any accrued interest to the date of declaration to be due and payable immediately, and on any such declaration by the Noteholder, such amounts shall become immediately due and payable, subject to Section 6.

      5.3 REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given to the Noteholder by this Section 5 shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers or remedies available to the Noteholder, whether hereunder or by judicial proceedings or otherwise, to enforce the observance or performance of the covenants and agreements contained in this Note. No delay or omission by the Noteholder to exercise any right or power accruing on any Event of Default shall impair such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Every power and remedy given to the Noteholder by this Section 5 or by law may be exercised by the Noteholder from time to time and as often as the Noteholder shall deem expedient.

      5.4 WAIVER OF PRESENTMENT, DEMAND, ETC. Except as expressly provided above, the Company waives presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate and notice of acceleration.

6. SUBORDINATION. By acceptance of this Note, the holder hereof (together with his successors and assigns, individually, a "NOTEHOLDER" and collectively, the "NOTEHOLDERS") agrees to the following subordination terms:

      6.1 STANDBY; SUBORDINATION; SUBROGATION. The payment and performance of the Subordinated Debt is hereby subordinated to the Senior Debt and, except as set forth in Sections 6.2 and 6.3 below, none of the Noteholders will accelerate, ask, demand, sue for, take or receive from Company, by setoff or in any other manner, payment of the whole or any part of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts, nor any security for any of the Subordinated Debt, unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among Company, the Agent and the Senior Lenders have been terminated. Each of the Noteholders also hereby agrees that, regardless of whether the Senior Debt is secured or unsecured, the Senior Lenders shall be subrogated for the Noteholders with respect to the Noteholders' claims against Company and the Noteholders' rights, liens and security interests, if any, in any of Company's assets or any other assets securing the Senior Debt and the proceeds thereof until all of the Senior Debt has been fully and indefeasibly paid and satisfied in cash and all financing arrangements among Company, the Agent and the Senior Lenders have been terminated.

      6.2 PERMITTED PAYMENTS. Notwithstanding the provisions of Section 6.1 of this Section 6, until the Agent or any other Senior Lender gives the Noteholders written notice (in the manner set forth below) of the occurrence of a "DEFAULT" or UNMATURED DEFAULT (as defined in the Credit Agreement) or any other default with respect to the Senior Debt (any such Default or other default being referred to herein as a "SENIOR DEFAULT"), and provided that (i) there shall not then exist any breach of this Section 6 by any of the Noteholders which has not been waived, in writing, by the Agent, and (ii) the payment described below, if made, would not give rise to the occurrence of a Senior Default, the Company may pay to the Noteholders, and the Noteholders may accept from the Company, regularly scheduled payments of principal and interest, when due, on an unaccelerated basis, and redemption of principal pursuant to the Note as entered into as of the date of issuance thereof ("PERMITTED PAYMENTS"). It is further expressly understood and agreed by the Noteholders that: (i) prepayments (whether optional or mandatory, by setoff or otherwise) of principal with respect to the Subordinated Debt; (ii) any whole or partial prepayments (whether optional or mandatory, by setoff or otherwise) of interest; and (iii) any payments (whether optional or mandatory, by setoff or otherwise) of interest at any rate greater than the initial per annum interest rate specified in the Note shall not be Permitted Payments; PROVIDED, HOWEVER, prepayments of principal and interest shall be Permitted Payments to the extent one of the financial officers of the Company certifies in writing to the Noteholder that the making of such payments is permitted under the terms of the Credit Agreement. The Company shall use its reasonable efforts to provide a copy of each such certification to the Agent.

      6.3 ENFORCEMENT RIGHTS. During certain periods specified below (each an "ENFORCEMENT BLOCKAGE PERIOD"), the Noteholders will not have any of the following rights (an "ENFORCEMENT BLOCKAGE"): (i) to demand, sue for or take from or on behalf of the Company, by set-off or in any other manner, any moneys which may then or thereafter be owing by the Company on the Subordinated Debt,
(ii) to commence, or to join with any person in commencing, any suit, action or proceeding against the Company (A) to enforce payment of or to collect all or any portion of the Subordinated Debt or (B) to commence judicial enforcement of any of the rights and remedies under the Note or any other documents or instruments governing the Subordinated Debt or applicable law, (iii) to accelerate the principal of or interest on or any other amount under the Subordinated Debt, or (iv) to commence, or to join with any person in commencing, against Company or any of its property a bankruptcy, reorganization, insolvency, receivership or other similar proceeding (except that the Noteholders may (1) accrue interest at the default rate, if any, specified in the Note, (2) accelerate the Subordinated Debt after the Senior Obligations are accelerated, and (3) sue for specific performance, but not for damages or other sums of money, or obtain injunctive relief, in either case, in respect of the covenants of the Subordinated Debt which do not require, directly or indirectly, the payment by the Company of money, and give notices and file law suits to prevent the running of the relevant statute of limitations, pursue rights in bankruptcy, reorganization, insolvency, receivership, or other similar proceedings, and otherwise protect legal rights). The Enforcement Blockage Periods shall be as follows:

            (a) if there shall exist a default in the payment of any amounts owing under the Subordinated Debt (a "SUBORDINATED PAYMENT DEFAULT"), the Enforcement Blockage shall remain in effect for an Enforcement Blockage Period ending 180 days after the Agent and the Company receives written notice from any Noteholder (or any designated representative thereof) of the occurrence of the Subordinated Payment Default, unless extended as provided in clause (b) below and

            (b) if there shall exist any default with respect to the Subordinated Debt other than a Subordinated Payment Default, the Enforcement Blockage Period with respect thereto shall commence on the date the Agent gives the Noteholder written notice that such period has commenced and such Enforcement Blockage Period shall remain in effect until such default is cured or waived or the Senior Obligations have been finally and indefeasibly paid in full in cash or the Agent gives the Noteholder written notice that such period has ended; PROVIDED, HOWEVER, that all Enforcement Blockage Periods pursuant to this Section 6.3(b) shall terminate and no further such Enforcement Blockage Periods shall commence on the expiration of any Enforcement Blockage Period which has expired pursuant to Section 6.3(a) hereof.

      6.4 LIENS; PERMITTED TRANSFERS; PERMITTED CHANGE OF CONTROL. Each of the Noteholders hereby represents as of the date hereof that it has not been granted or obtained any liens or security interests in any assets of the Company or any of its affiliates. Each of the Noteholders agrees that it shall not take any liens on or security interests in any assets of the Company or any of its affiliates or any other assets (if any) securing the Senior Debt.

      6.5 SENIOR LENDER PRIORITY. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Company or any of its affiliates or the proceeds thereof to the creditors of the Company to any of its affiliates or readjustment of the obligations and Subordinated Debt of Company or any of its affiliates, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the assets of Company or any of its affiliates to the payment or liquidation thereof, or on the dissolution or other winding up of Company's or any of its affiliate's business, or on the sale of all or substantially all of Company's or any of its affiliates' assets (an "INSOLVENCY OR LIQUIDATION PROCEEDING"), then, and in any such event, (i) the Agent and the Senior Lenders shall be entitled to receive indefeasible payment in full in cash of any and all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable on or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Agent for application on any of the Senior Debt, due or not due, until the Senior Debt shall have first been fully and indefeasibly paid and satisfied in cash.

      6.6 GRANT OF AUTHORITY TO AGENT. In the event of the occurrence of any Insolvency or Liquidation Proceeding, and in order to enable the Agent and the Senior Lenders to enforce their rights hereunder in any of the aforesaid actions or proceedings, Agent is hereby irrevocably authorized and empowered, in the Agent's discretion, to file, make and present for and on behalf of the Noteholders such proofs of claims against the Company on account of the Subordinated Debt or other motions or pleadings as the Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any portion of the Senior Debt. In voting such proofs of claim in any proceeding, the Agent may act in a manner consistent with the sole interest of the Senior Lenders, and the Agent shall have no duty to take any action to optimize or maximize the Noteholders' recovery with respect to its claim. The Noteholders each irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive each of the aforesaid payments and distributions described in Section 6.5 above and give acquittance therefor and to file claims and take such other actions, in the Agent's own name or in the name of the Noteholders or otherwise, as the Agent may deem necessary or advisable. To the extent that payments or distributions are made in property other than cash, each of the Noteholders authorizes the Agent to sell such property to such buyers and on such terms as the

Agent, in the Agent's sole discretion, shall determine. Each of the Noteholders will execute and deliver to the Agent such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as the Agent shall deem necessary), as may be requested by the Agent in order to enable the Agent and to enforce any and all claims of the Agent and the Senior Lenders on or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time on or with respect to the Subordinated Debt, all for the Agent's and the Senior Lenders' own benefit. Following the indefeasible payment in full in cash of the Senior Debt, the Agent will remit to the Noteholders, to the extent of the Noteholders' respective interest therein, all dividends or other payments or distributions paid to and held by the Agent in excess of the Senior Debt. Each of the powers and authorizations granted to the Agent in this Section 6.6, being coupled with an interest, is irrevocable.

      6.7 PAYMENTS RECEIVED BY THE NOTEHOLDERS. Except for Permitted Payments received by the Noteholders prior to the Agent's notification to the Noteholders of a Senior Default as provided in Section 6.2 above, should any payment or distribution or security or instrument or proceeds thereof be received by any Noteholder on or with respect to the Subordinated Debt or any other obligations of Company to any Noteholder prior to the indefeasible payment in full in cash of all of the Senior Debt and termination of all financing arrangements among Company, the Agent and the Senior Lenders, the Noteholders shall receive and hold the same in a segregated account in trust, as trustee, for the benefit of the Agent and the Senior Lenders, and shall forthwith deliver the same to the Agent, in precisely the form received (except for the endorsement or assignment of the Noteholders where necessary), for application on any of Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by such Noteholder as the property of the Agent and the Senior Lenders. In the event of the failure of any Noteholder to make any such endorsement or assignment to the Agent, the Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

      6.8 LEGEND ON NOTES; ASSIGNMENT OF CLAIMS. The Noteholders will cause all Subordinated Debt to be evidenced by a note, debenture, instrument, or other writing evidencing the Subordinated Debt and will inscribe a statement or legend thereon to the effect that such note, debenture, instrument, or other writing is subordinated to the Senior Debt in favor of the Senior Lenders in the manner and to the extent set forth in this Note. None of the Noteholders shall assign or otherwise transfer to any other person any interest in the Subordinated Debt unless the Noteholder causes the assignee or other transferee to acknowledge to the reasonable satisfaction of the Agent and the Senior Lenders the subordination of the Subordinated Debt in accordance with this Note.

      6.9 CONTINUING NATURE OF SUBORDINATION. The provisions of this Section 6 shall be effective and may not be terminated or otherwise revoked by any Noteholder until the Senior Debt shall have been indefeasibly paid in full in cash and satisfied and all financing arrangements among Company, the Agent and the Senior Lenders have been terminated. Each Noteholder hereby waives to the fullest extent permitted by applicable law any right it may have to terminate or revoke this Section 6 or any of the provisions thereof. In the event the Noteholders shall have any right under applicable law or otherwise to terminate or revoke any of the provisions of this Section 6, which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by any such Noteholder, is actually received by the Agent's officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and the Agent and the Senior Lenders may continue, at any time and without notice to the Noteholders, to extend credit or other financial accommodations and loan monies to or for the benefit of Company and its affiliates on the faith hereof. Any termination or revocation described hereinabove shall not affect this Section 6 in relation to (a) any of the Senior Debt which arose or was committed to prior to receipt thereof, (b) any of the Senior Debt created after receipt thereof, if such Senior Debt was incurred either through readvances by the Senior Lenders pursuant to the Senior Lenders' financing arrangements with Company, including, without limitation, advances or readvances, in an aggregate outstanding amount not to exceed the sum of the "AGGREGATE COMMITMENT" (as defined in the Credit Agreement as in effect on the date of receipt of any such notice), or (c) any of the Senior Debt created after receipt thereof if such Senior Debt is disbursed or advanced (including, without limitation, in connection with the provision of any financing or other financial accommodations pursuant to Section 364 of the Bankruptcy Code) by the Agent or the Senior Lenders or any one of them which the Agent or any Senior Lender, in its good faith discretion, deems necessary or desirable to preserve or protect any collateral for the Senior Debt or to enhance the likelihood or maximize the amount of repayment of the Senior Debt, including, but not limited to, all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Agent or any Senior Lender in connection with the Senior Debt or the collateral therefor. If, in reliance on this Section 6, any Senior Lender makes loans or other advances to or for the benefit of Company or takes other action under the Credit Agreement after such aforesaid termination or revocation by the Noteholder but prior to the receipt by the Agent of said written notice as set forth above, the rights of the Senior Lenders shall be the same as if such termination or revocation had not occurred.

      6.10 ADDITIONAL AGREEMENTS BETWEEN THE AGENT, THE SENIOR LENDERS AND COMPANY. The Agent or any Senior Lender, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with Company as the Agent or any Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms, including, without limitation, increasing the principal amount thereof, of all or any portion of the Senior Debt or affecting any security underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Section 6. Without in any way limiting the generality of the foregoing, the Senior Lenders, the Agent, and any of them, may, at any time and from time to time, without the consent of, or notice to, the Noteholders or any one of them, without incurring any liabilities to the Noteholders and without impairing or releasing the subordination and other benefits provided in this Section 6 (even if any right of subrogation or other right or remedy of the Noteholders is affected, impaired or extinguished thereby) do any one or more of the following:

            (a) create Senior Debt by extending credit under the Credit Agreement or otherwise, or change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Senior Debt or any lien in any collateral or guaranty thereof or any liability of the Company or any guarantor, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any extension of the Senior Debt, without any restriction as to the tenor or terms of any such extension), or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Senior Debt, the Credit Agreement or any of the other documents, instruments or agreements executed in connection therewith;

            (b) sell, exchange, release, surrender, realize on, enforce or otherwise deal with in any manner and in any order with any part of any collateral or other property securing the Senior Debt or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

            (c) settle or compromise any Senior Debt or any other liability of the Company or any guarantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the Senior Debt) in any manner or order;

            (d) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any guarantor or any other person, elect any remedy and otherwise deal freely with the Company and any collateral and any security and any guarantor or any liability of the Company or any guarantor to such holder or any liability incurred directly or indirectly in respect thereof; and

            (e) release anyone, including the Company or any guarantor, liable in any manner for the payment or collection of any Senior Debt.

The Senior Lenders and the Agent shall have no duty to the Noteholders with respect to the preservation or maintenance of any collateral or the manner in which Agent or the Senior Lenders enforce their rights in such collateral or to preserve or maintain the rights of any person in any collateral, and the Noteholders hereby waive any and all claims which the Noteholders may now or hereafter have against the Agent and/or the Senior Lenders or any one of them which relate to such preservation, maintenance or enforcement.

      6.11 NOTEHOLDERS' WAIVERS. All of the Senior Debt shall be deemed to have been made or incurred in reliance on this Section 6. The Noteholders expressly waive all notice of the acceptance by the Agent or any Senior Lender of the subordination and other provisions of this Section 6 and all other notices not specifically required pursuant to the terms of this Section 6 whatsoever, and the Noteholders expressly waive reliance by the Agent and the Senior Lenders on the subordination and other agreements as herein provided. The Noteholders agree that neither the Agent nor any Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, or the collectibility of the Senior Debt, that the Agent and the Senior Lenders shall be entitled to manage and supervise their loans to Company in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances, without regard to the existence of any rights that any

Noteholder may now or hereafter have in or to any of the assets of Company, and that Agent and the Senior Lenders shall have no liability to the Noteholders for, and waive any claim which the Noteholders may now or hereafter have against, the Agent or any Senior Lender arising out of any and all actions which the Agent or any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the collateral and other security for the Senior Debt, actions with respect to the occurrence of a Default, actions with respect to the foreclosure on, sale, release, or depreciation of, or failure to realize on, any collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Credit Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt. In addition, each of the Noteholders agrees not to assert and hereby waives, to the fullest extent permitted by law: any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisement, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior creditor may have under applicable law.

      6.12 INVALIDATED PAYMENTS. To the extent that the Senior Lenders receive payments on, or proceeds of collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders.

      6.13 AGENT'S AND SENIOR LENDERS' RIGHT TO ENFORCE; AGENT'S AND SENIOR LENDERS' WAIVERS. The provisions contained in this Section 6 will be enforceable against each of the Noteholders, by or on behalf of the Senior Lenders or any one of them. No right of the Agent or the Senior Lenders or any of them to enforce the subordination or other terms as provided in this Section 6 shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Senior Lender or the Agent, or by any noncompliance by the Company with the terms, provisions and covenants of this Section 6, or the Note, regardless of any knowledge thereof which the Senior Lenders, or any of them, or the Agent may have or be otherwise charged with. No waiver shall be deemed to be made by the Agent or any Senior Lender of any of the Agent's or the Senior Lenders' rights hereunder, unless the same shall be in writing signed on behalf of the Agent or the Senior Lenders, as applicable, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Agent or any Senior Lender or the obligations of the Noteholders to the Agent and the Senior Lenders in any other respect at any other time. The failure of the Agent or any Senior Lender to enforce at any time any provision of this Section 6 shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Section 6 or any part hereof or the right of the Agent or the Senior Lenders thereafter to enforce each and every such provision. No waiver by the Agent and the Senior Lenders of any breach of this Section 6 shall be held to constitute a waiver of any other or subsequent breach.

7.    GENERAL.

      7.1 SUCCESSORS AND ASSIGNS OF COMPANY. All the covenants, stipulations, promises and agreements of the Company contained in this Note shall bind the successors and assigns of the Company, whether so expressed or not.

      7.2 NOTICES. Except as otherwise provided for herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served on the Company, or any Noteholder, Agent or Senior Lender with respect to this Note, such notice, demand, request, consent, approval, declaration or other communication shall be in writing (including, but not limited to, facsimile communication), and shall either be delivered in person, telecopied, telegraphed, sent by reputable overnight courier or mailed by first class mail, or registered or certified mail, return receipt requested, postage prepaid or provided for, addressed as follows:

            (a)  If to the Company:

                  LandCARE USA, Inc.
                  Three Riverway
                  Suite 630
                  Houston, Texas 77056
                  Attn: Law Department

            (b) If to the Agent or any Senior Lender:

                  c/o The First National Bank of Chicago, as Agent One First National Plaza
                  Chicago, Illinois  60670
                  Attn:

            (c) If to any Noteholder:

                  _______________________________

                  _______________________________

                  _______________________________

                  Attn: _________________________

or to such other address as any party designates to the other parties in the manner herein prescribed.

      7.3 TEXAS CONTRACT. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      7.4 LEGAL HOLIDAYS. In any case where the date of maturity of principal of, or interest on, this Note or the date fixed for redemption of this Note shall not be a Business Day, then payment of principal of, or interest on, this Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or the date fixed for redemption, and no interest shall accrue for the period after such prior date.

      7.5 SEVERABILITY. In the event that any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed by a duly authorized officer as of the date first above written.


                                 LANDCARE USA, INC.


                                 By_________________________________
                                   William L. Fiedler
                                   SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                   SECRETARY

                                                                       EXHIBIT A

                                CONVERSION NOTICE

To LandCARE USA, Inc.:

      The undersigned registered holder of this Note (the "NOTEHOLDER") hereby irrevocably exercises the option to convert this Note, or the portion hereof (which portion is $25,000 or greater) designated below, into shares of Common Stock of LandCARE USA, Inc. (the "COMMON STOCK") in accordance with the terms of this Note, and directs that the shares of Common Stock issuable and deliverable on such conversion, together with a check in payment for any fractional shares of Common Stock, be issued and delivered to the Noteholder, unless a different name has been indicated below. Unless otherwise directed by the Noteholder, the Company shall deliver to the Noteholder a new Note representing any unconverted principal amount of this Note. If shares are to be issued in the name of a person other than the Noteholder, this Note must be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to LandCARE USA, Inc. duly executed by, the Noteholder, and the Noteholder will pay all transfer taxes payable with respect thereto.


Dated:_______________               ___________________________________
                                    Signature of Noteholder


Principal amount to be converted if less than all:  $_______________

If different from that of the Noteholder, print the name, address (including zip code) and social security or other taxpayer identification number of the person in whose name the Common Stock will be issued:


____________________________________
Name

____________________________________
Address (including zip code)

____________________________________
Social Security or other Taxpayer
Identification Number of Noteholder